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                                                                   Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings New York Insured Fund, Inc.

We consent to the reference to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus which is a part of this Registration Statement on Form N-14.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 30, 1999